UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 3, 2005 (October 3, 2005)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2005, Chesapeake Energy Corporation and Triana Energy Holdings, LLC entered into a purchase agreement pursuant to which Chesapeake will acquire Columbia Energy Resources, LLC and its subsidiaries, including Columbia Natural Resources, LLC (CNR), for $2.2 billion in cash, the assumption of an estimated $75 million working capital deficit and liabilities related to CNR's prepaid sales agreement and hedging positions.

The acquisition is conditioned upon, among other things, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions.  Either the buyer or the seller may terminate the purchase agreement if the closing has not occurred by December 31, 2005.

Section 7 – Regulation FD

Item 7.01 – Regulation FD Disclosure on October 3, 2005 Chesapeake issued a press

On October 3, 2005 Chesapeake issued a press release announcing an agreement to acquire Appalachian Basin natural gas producer Columbia Natural Resources, LLC for $2.2 billion in cash. This press release is attached as Exhibit 99.1

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation Press Release of October 3, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon Chairman of the Board and Chief Executive Officer

Date:	October 3, 2005

EXHIBIT INDEX
Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation Press Release of October 3, 2005

4